SCHEDULE 14A
                                 (RULE 14A-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|        Preliminary Proxy Statement
|_|        Confidential, for use of the Commission Only (as permitted by Rule
            14a-6(e)(2)).
|X|        Definitive Proxy Statement
|_|        Definitive Additional Materials
|_|        Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              HOLLYWOOD MEDIA CORP.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|        No fee required.

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           and 0-11.

           1)   Title of each class of securities to which transaction applies:
           2)   Aggregate number of securities to which transaction applies:
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11. (Set forth the
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                it was determined.)
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                ---------------------------------------------------------------

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|_| Fee paid previously with preliminary materials.

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           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)    Amount Previously Paid:
                ---------------------------------------------------------------

          2)    Form, Schedule or Registration Statement No.:
                ---------------------------------------------------------------

          3)    Filing Party:
                ---------------------------------------------------------------

          4)    Date Filed:
                ---------------------------------------------------------------

Dear Fellow Shareholders:

           Our focus at Hollywood Media is on creating value for shareholders by leveraging our diversified assets to generate cash flow and by forming strategic relationships that unlock the value of our media assets. We still have over $70 million remaining in non-cash CBS advertising and we are on track for a record financial year.

           Over the past year, Hollywood Media continued to strengthen its position as a leading diversified media company with an expanding blue chip client base. We currently provide our content to many of the leading entertainment companies worldwide, including The New York Times and AOL Time Warner. Our data is provided to seven of the top-10 most visited destinations on the web, including Yahoo!, and is also available on wireless devices, including AT&T Wireless, Verizon and Sprint PCS.

           Sales of tickets on Broadway.com are trending very strong, with ticket sales up considerably over last year. In addition, ticket sales via our recently launched 1-800 BROADWAY phone service are above expectations, and could even outpace online ticket sales in the future. Also, as part of New York City's new "Paint the Town Red, White & Blue" promotional campaign, Theatre Direct International, our Broadway ticket wholesale unit, began offering "NYC Freedom Packages" that combine a hotel stay with a Broadway show, dining, cultural and sightseeing options. We are the sole supplier of theatre tickets for this campaign.

           We also continue to witness strong growth at our MovieTickets.com joint venture, which has sold approximately 3 million tickets since its launch in Spring 2000. Sales are on the rise as evidenced by advance online ticket sales for Harry Potter, which surpassed $1.3 million since tickets went on sale October 31, 2001.

           Our intellectual property division also continues to enhance our bottom line. For example, our 51% owned Tekno Books division has enjoyed 28 consecutive profitable quarters with an exceptionally high profit margin. It is on track to have over 120 of its developed books published in 2001, the largest total in its history, including 19 books this year with New York Times bestselling authors.

           Our overall strategy is to capitalize on the increasing demand for entertainment information and ticketing services online, especially as this demand spreads via devices beyond the PC, including wireless phones. We seek to leverage our entertainment content, showtime, and ticketing information and services across a growing number of commercial and consumer outlets.

           We invite you to attend our 2001 Annual Meeting of Shareholders at 3:00 p.m. on Thursday, December 20, 2001. At the meeting you will be asked to vote on the election of eight directors nominated by our Board of Directors and to ratify the selection of Arthur Andersen LLP as Hollywood Media's independent public accountants for the year ending on December 31, 2001. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in further detail the matters to be presented at the Annual Meeting. We encourage you to read this entire Proxy Statement carefully.

           Shareholders of record at the close of business on November 15, 2001 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

           YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by either (a) completing and mailing the enclosed proxy card to us or (b) following the telephonic voting instructions included on the enclosed proxy card. If you vote by telephone, you should not return your proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the proposals. If you fail to return your card or vote telephonically, your shares will not be counted as present or voting, unless you attend and vote in person.

           You can obtain additional information about Hollywood Media Corp. from documents we have filed with the Securities and Exchange Commission.


                                     /s/ Mitchell Rubenstein

                                     Mitchell Rubenstein
                                     Chairman and Chief Executive Officer


           This Proxy Statement is dated November 15, 2001 and is first being mailed to shareholders on or about November 20, 2001.

                              HOLLYWOOD MEDIA CORP.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:      December 20, 2001
Time:      3:00 p.m.
Place:     2255 Glades Road, Suite 228 West
           Boca Raton, Florida  33431

           Notice is hereby given that an Annual Meeting of Shareholders of Hollywood Media Corp. will be held for the following purposes:

         1. To consider and vote upon the election of eight directors nominated by Hollywood Media's Board of Directors.

         2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as Hollywood Media's independent public accountants for the year ending on December 31, 2001.

         3. Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

           You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the meeting please either (a) sign, date and return the accompanying proxy card or (b) vote telephonically by following the telephonic voting instructions included on the enclosed proxy card. If you vote by telephone, you should not return your proxy card. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card or voted telephonically. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

                                            By Order of the Board of Directors

                                            Laurie S. Silvers
                                            President and Secretary
Boca Raton, Florida
November 15, 2001



           IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE TELEPHONIC VOTING INSTRUCTIONS INCLUDED ON THE ENCLOSED PROXY.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING....................................................    1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENT.........................................    3
SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT...................................    4
THE MEETING.......................................................................................    7
           General................................................................................    7
           Matters To Be Considered At The Meeting ...............................................    7
           Record Date; Quorum; Voting At The Meeting.............................................    7
           Proxies ...............................................................................    8
ELECTION OF DIRECTORS.............................................................................    10
           Nominees for Election to the Board of Directors........................................    10
           Meetings of the Board of Directors of Hollywood Media..................................    12
           Committees of the Board of Directors of Hollywood Media................................    13
           Compliance with Section 16(a) of the Securities Exchange Act of 1934...................    14
EXECUTIVE OFFICERS................................................................................    14
EXECUTIVE COMPENSATION............................................................................    15
           Summary Compensation Table.............................................................    15
           Employment Agreements..................................................................    15
           Option Grants in Last Fiscal Year......................................................    17
           Stock Option Exercises During 2000 and Stock Options Held at End of 2000...............    17
           Stock Option Plans.....................................................................    18
           Long-Term Incentive and Pension Plans..................................................    19
           Compensation of Directors..............................................................    19
           Compensation Committee Interlocks and Insider Participation............................    20
           Report of the Compensation Committee on Executive Compensation.........................    21
           Report of the Audit Committee..........................................................    23
           Performance Graphs.....................................................................    24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................    26
           Transactions with Viacom Inc...........................................................    26
           Transactions with Tribune Company......................................................    30
           Investments by Affiliate of the Simon Property Group...................................    31
           Investment by Hollywood Media's Directors..............................................    32
           Consulting Agreement with Dr. Martin H. Greenberg......................................    32
           Line of Credit.........................................................................    33
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS................................    33
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS........................................................    33
EXPERTS...........................................................................................    33
OTHER MATTERS.....................................................................................    34
WHERE YOU CAN FIND MORE INFORMATION...............................................................    34


                       2001 ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

           Q:        WHAT AM I BEING ASKED TO VOTE UPON?

           A: You are being asked to vote in favor of the election of eight directors nominated by our Board of Directors. You are also being asked to ratify the selection of Arthur Andersen LLP as Hollywood Media's independent public accountants for 2001.

                     HOLLYWOOD MEDIA'S BOARD OF DIRECTORS HAS APPROVED EACH OF THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

           Q:        WHEN IS THE ANNUAL MEETING?

           A: The annual meeting will be held on December 20, 2001 at 3:00 p.m., local time, at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431.

           Q:        WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING?

           A: Only shareholders of record at the close of business on the Record Date, November 15, 2001, are entitled to receive notice of the annual meeting and to vote shares of Hollywood Media common stock that they held on the Record Date at the annual meeting, or any postponements or adjournments of the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

           Q:        WHO CAN ATTEND THE MEETING?

           A: All shareholders as of the Record Date, November 15, 2001, or their duly appointed proxies may attend the annual meeting. However, please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and a proxy from the institution that holds such shares.

           Q:        WHAT SHOULD I DO NOW?

           A: You should either mail your signed proxy card in the enclosed postage paid envelope or vote via the telephone in accordance with the telephonic voting instructions included on the proxy card as soon as possible, so that your shares will be represented at the annual meeting. If you vote by telephone, you should not return your proxy card.


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
           Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN A SIGNED PROXY CARD OR VOTED TELEPHONICALLY?

           A: Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting. First, you can revoke your proxy by delivering a written notice to the Secretary of Hollywood Media prior to the time it is exercised. Second, you can submit a new, later dated proxy card or change your telephonic proxy via the telephonic voting instructions prior to the time the initial proxy is exercised. Third, you can attend the annual meeting and vote in person.

           Q:        WHOM SHOULD I CALL WITH QUESTIONS?

           A:        Hollywood Media Corp.
                     2255 Glades Road, Suite 237W
                     Boca Raton, Florida 33431
                     (561) 998-8000
                     Attention: Investor Relations Department

           Q:        WHERE CAN I FIND MORE INFORMATION ABOUT HOLLYWOOD MEDIA?

           A: From various sources described under "Where You Can Find More Information" on page 34 of this Proxy Statement.








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
           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


           Certain statements in this Proxy Statement or that are otherwise made by us or on our behalf about our financial condition, results of operations and business constitute "forward-looking statements" within the meaning of federal securities laws. Hollywood Media cautions readers that certain important factors may affect our actual results, levels of activity, performance or achievements and could cause such actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements anticipated, expressed or implied by any forward-looking statements that may be deemed to have been made in this Proxy Statement or that are otherwise made by or on behalf of Hollywood Media. For this purpose, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, "forward-looking statements" are typically phrased using words such as "may," "will," "should," "expect," "believe," "anticipate," "intend," "could," "estimate," "pro forma" or "continue" or the negative variations thereof or similar expressions or comparable terminology. For those forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Factors that may affect Hollywood Media's results include, but are not limited to, our continuing operating losses, negative cash flows from operations and accumulated deficit, our limited operating history, the need for additional capital to finance our operations, the need to manage our growth and integrate new businesses into Hollywood Media, our ability to develop strategic relationships, our ability to compete with other Internet companies, technology risks and the general risk of doing business over the Internet, future government regulation, dependence on our founders, the interests of our largest shareholder, Viacom Inc., accounting considerations related to our strategic alliance with Viacom Inc., the volatility of our stock price, and the effects of outstanding warrants that include market-based adjustment features. Hollywood Media is also subject to other risks detailed from time to time in Hollywood Media's filings with the Securities and Exchange Commission.

           Because these forward-looking statements are subject to risks and uncertainties, we caution you not to place undue reliance on these statements, which speak only as of the date of they are made. We do not undertake any responsibility to review or confirm analysts' expectations or estimates or to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Proxy Statement. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity or achievements and neither us nor any other person assumes responsibility for the accuracy and completeness of such statements.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of the Record Date by (1) each person known to beneficially own more than 5% of the outstanding shares of the common stock, (2) each director and director nominee of Hollywood Media, (3) Hollywood Media's Chief Executive Officer and four of Hollywood Media's other most highly compensated executive officers whose total annualized salary and bonus in 2000 was $100,000 or more and (4) all directors and executive officers of Hollywood Media as a group. Except as otherwise indicated, Hollywood Media believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Hollywood Media is not aware of any beneficial owner of more than five percent of the outstanding shares of common stock of Hollywood Media other than as set forth in the following table.

           NAME AND ADDRESS                 NUMBER OF SHARES BENEFICIALLY       PERCENT OF
        OF BENEFICIAL OWNER(1)                          OWNED                     CLASS
        ----------------------                          -----                     -----
Viacom Inc.                                         8,424,321  (2)                 30.5%
J.P. Morgan Chase & Co.                             2,508,743                       9.2%
Tribune Company                                     2,452,623                       9.0%
Mitchell Rubenstein                                 2,568,077  (3)                  9.0%
Laurie S. Silvers                                   2,568,077  (3)                  9.0%
GeoCapital, L.L.C.                                  1,669,300                       6.1%
Dr. Martin H. Greenberg                               430,609  (4)                  1.6%
Jules L. Plangere, Jr.                                112,743  (5)                   *
Deborah J. Simon                                       41,738  (6)                   *

Harry T. Hoffman                                       24,132  (7)                   *
Peter Glusker                                            -                           *

Mitchell Semel                                           -                           *

Robert E. McAllan                                      10,764  (8)                   *

W. Robert Shearer                                     122,968  (9)                   *

Nicholas G. Hall                                       40,264 (10)                   *

All directors and executive officers of             3,351,295 (11)                 11.6%
Hollywood Media as a group (11 persons)


----------------
*          Less than 1%

(1) Except as noted in this footnote, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431. The business address of Viacom Inc. is 1515 Broadway, 52nd Floor, New York, NY 10036-5794, the business address of J.P. Morgan Chase & Co. is 270 Park Ave., New York, NY 10017, the business address of GeoCapital, L.L.C. is 825 Third Avenue, New York, NY 10022 and the business address of The Tribune Company is 435 N. Michigan Ave., 6th floor, Chicago, Illinois 60611.

(2) Includes 262,973 shares of common stock issuable under a currently exercisable warrant. This information is based on a Schedule 13D, filed with the Securities and Exchange Commission on May 15, 2000, which was jointly filed by Sumner M. Redstone and Viacom Inc. Beneficial ownership of the shares of Hollywood Media common stock is attributed to Sumner M. Redstone, as trustee of a trust that owns 66 2/3% of the issued and outstanding shares of capital stock of National Amusements, Inc. ("NAI"). NAI owns 100% of the outstanding capital stock of NAIRI, Inc., which in turn owns approximately 68% of the voting stock of Viacom Inc. Each of Sumner M. Redstone and Viacom Inc. has shared voting and dispositive power over the shares of Hollywood Media common stock.

(3)        Except for 100,000 shares owned individually by each of Mr.
           Rubenstein and Ms. Silvers, all of such shares are held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties. Includes an aggregate of 1,194,224 shares of common stock issuable pursuant to stock options granted to, and 15,000 shares of common stock issuable pursuant to warrants purchased by, Mr. Rubenstein and Ms. Silvers that are currently exercisable or exercisable within 60 days of the Record Date.

(4) Includes 91,667 shares of common stock owned by Dr. Greenberg's spouse, 86,382 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date, and 15,221 shares of common stock issuable under currently exercisable warrants.

(5) Includes 14,645 shares of common stock issuable pursuant to options that are currently exercisable and 28,334 shares of common stock issuable under currently exercisable warrants.

(6) Includes 23,573 shares of common stock issuable pursuant to options that are currently exercisable.

(7) Includes 22,532 shares of common stock issuable pursuant to options that are currently exercisable and 400 shares of common stock issuable under a currently exercisable warrant.

(8) Includes 9,764 shares of common stock issuable pursuant to options that are currently exercisable.

(9) Includes 118,830 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date.

(10) Represents 8,773 shares of common stock issuable pursuant to options granted to Mr. Hall that are currently exercisable or exercisable within 60 days of the Record Date and 31,491 shares of common stock issuable pursuant to options granted to Mary Hall, Hollywood Media's


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
           Vice President of Operations and Mr. Hall's spouse, that are currently exercisable or exercisable within 60 days of the Record Date.

(11) Includes 1,510,174 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date and 58,955 shares of common stock issuable under currently exercisable warrants.

                                   THE MEETING

GENERAL

           This Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by Hollywood Media's Board of Directors for use at the annual meeting of shareholders (the "Meeting") to be held at the offices of Hollywood Media, located at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431, on December 20, 2001, convening at 3:00 p.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to holders of common stock on or about November 20, 2001. Shareholders should review the information in this Proxy Statement together with Hollywood Media's Annual Report to Shareholders for the year ended December 31, 2000 which accompanies this Proxy Statement. A list of shareholders entitled to vote at the Meeting will be available at Hollywood Media's principal executive offices, 2255 Glades Road, Suite 237W, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

MATTERS TO BE CONSIDERED AT THE MEETING

           At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of eight directors nominated by Hollywood Media's Board of Directors and (2) a proposal to ratify the selection of Arthur Andersen LLP as Hollywood Media's independent public accountants for the year ending on December 31, 2001 and (3) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

           HOLLYWOOD MEDIA'S BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA AND THE RATIFICATION OF HOLLYWOOD MEDIA'S CHOICE OF ARTHUR ANDERSEN LLP AS HOLLYWOOD MEDIA'S INDEPENDENT PUBLIC ACCOUNTANTS.

RECORD DATE; QUORUM; VOTING AT THE MEETING

           Hollywood Media's Board of Directors has fixed November 15, 2001 as the Record Date. Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 27,315,489 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

           Under Florida law, nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Meeting will be required for any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.

           Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast "for" or "against" any given matter. A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the matters addressed at the Meeting. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director. Abstentions will not have the same effect as a vote against the election of any director. Any such shares of common stock that are not represented at the Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Meeting.

           As of the Record Date, the directors and executive officers of Hollywood Media beneficially owned in the aggregate approximately 11.6% of the outstanding shares of common stock.

PROXIES

           This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hollywood Media for use at the Meeting.

           Shares of common stock represented by proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Shares of common stock represented by proxies for which no instruction is provided will be voted for, the election of the nominees to the Board of Directors of Hollywood Media and the ratification of Hollywood Media's choice of independent public accountants. To ensure that their shares are voted, holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose or to vote telephonically by following the telephone voting instructions on the enclosed proxy card. Any holder of common stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of Hollywood Media at our principal executive offices,
(2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (3) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

           If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

           If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

           If any beneficial owner of common stock holds such stock in "street name" and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed "legal proxy" identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

           Hollywood Media will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of Hollywood Media may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of Hollywood Media will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and Hollywood Media will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)


NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

           At the Meeting, eight directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to Hollywood Media, will be voted FOR the election as directors of the eight persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

           The following table sets forth certain information concerning each nominee as of the Record Date.

         NAME                         AGE                             POSITION
         ----                         ---                             --------
Mitchell Rubenstein                   47            Chairman of the Board and Chief Executive
                                                    Officer
Laurie S. Silvers                     49            Vice  Chairman of the Board, President and
                                                    Secretary
Dr. Martin H. Greenberg               60            Director and Chief Executive Officer of
                                                    Tekno Books
Peter Glusker                         39            Director
Harry T. Hoffman                      74            Director
Robert E. McAllan                     54            Director
Mitchell Semel                        42            Director
Deborah J. Simon                      45            Director


---------------

           MITCHELL RUBENSTEIN is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a 24-hour national cable television network that was acquired by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, who owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, a member of the University of Virginia School of Law Business Advisory Council, and a member of the Board of Trustees of Temple Beth El, Boca Raton, Florida. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

           LAURIE S. SILVERS is a founder of Hollywood Media and has served as its Vice Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Ms. Silvers also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989 and co-owned a television station from 1990 to 1991. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the University of Miami International Advisory Board and the University of Miami School of Law Visiting Committee. Ms. Silvers served on the Board of Directors of the Pine Crest Preparatory School, Inc. from 1993 to 1999. She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and served as its Chairman from 1995-1997. Ms. Silvers has served as a member of the executive advisory board of the School of Business of Florida Atlantic University, and has been a member of the Economic Council of Palm Beach since 1995. Together with Mr. Rubenstein, Ms. Silvers was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992 and has been a keynote speaker at various business symposia, including one held at Harvard Business School. Ms. Silvers is married to Mitchell Rubenstein.

           DR. MARTIN H. GREENBERG has served as a director of Hollywood Media since July 1993, and as a consultant to Hollywood Media since February 1993. Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by Hollywood Media and 49% of which is owned by Dr. Greenberg. Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc., a company engaged in book licensing and packaging, from 1990 until its acquisition by Hollywood Media in 1994. Dr. Greenberg is also co-publisher of Mystery Scene Magazine, a mystery genre trade journal of which Hollywood Media owns a majority interest. Dr. Greenberg is widely regarded as the leading anthologist in trade publishing, and has served as editor or author of more than 700 books. Dr. Greenberg also is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement. Dr. Greenberg is a former Director of Graduate Studies at the University of Wisconsin - Green Bay.

           PETER GLUSKER has served as a director of Hollywood Media since September 2001. Mr. Glusker has served as Senior Vice President of Viacom Interactive Ventures, formerly CBS Internet Group, since February 2000. Prior to this, from November 1999 through February 2000, Mr. Glusker was Managing Partner of The Accelerator Group, LLC, an Internet investment company. From September 1998 to November 1999, Mr. Glusker was self-employed as an Internet industry consultant. From February 1996 to September 1998, Mr. Glusker held a number of positions with Prodigy Communications Corporation, an Internet service provider, most recently Senior Vice President, Content and Business Development. Mr. Glusker also serves on the board of MarketWatch.com, Inc. Mr. Glusker holds a B.A. degree from Wesleyan University and an M.B.A. degree from Stanford University.

           HARRY T. HOFFMAN has served as a director of Hollywood Media since July 1993. From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

           ROBERT E. MCALLAN is presently a nominee to serve as a director of Hollywood Media. Mr. McAllan is currently CEO of Press Communications, LLC, which owns and operates broadcast properties. Mr. McAllan has been in the commercial radio industry since 1964. Mr. McAllan began his career as a News Director/Operations Manager at WADB FM where he won a national news award from

United Press International. Thereafter, Mr. McAllan became a talk show host for the New Jersey Press' radio stations WJLK AM/FM, and through a series of rapid promotions Mr. McAllan became the president of Press Broadcasting Company, the broadcast division of The New Jersey Press and expanded the company by acquiring several strategic television stations and radio acquisitions. At the time that New Jersey Press' newspapers were acquired by Gannett, Mr. McAllan led a group of key Press executives who acquired the broadcast division of the New Jersey Press. Mr. McAllan has also held myriad directorships and officer positions for several companies and associations, including but not limited to, The Asbury Park Press, Inc., the second largest newspaper in New Jersey, New Jersey Press Incorporated, a diversified media company which operated major daily newspapers, television stations, radio stations and online media, Press Broadcasting Company, the Florida Association of Broadcasters, Chairman of the National/New Jersey Class A Broadcasters Association, Chairman of the National Independent Television Committee, and Co-Chairman of the Coalition for Media Diversity.

           MITCHELL SEMEL has served as a director of Hollywood Media since December 1999. Mr. Semel has served as Senior Vice President, Programming, East Coast for CBS Entertainment since April 1996, where he has been involved in the production of the Late Show with David Letterman, the Late Late Show with Tom Snyder and the Late Late Show with Craig Kilborn. From 1994 to 1996 he worked with NBC Productions, Inc. as a consulting producer and as an executive producer for various shows. Mr. Semel was Senior Vice President, Programming, Comedy Central, New York from 1992 to 1994, and from 1991 to 1992, he was Vice President, Programming, Public Broadcasting Service, Washington, D.C.

           DEBORAH J. SIMON has served as a director of Hollywood Media since November 1995. Ms. Simon has held the position of Senior Vice President of Simon Property Group, an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991. Prior to that, Ms. Simon served as Vice President -- Western Region Leasing of the Simon Property Group. She also has been an independent producer, with several television credits to her name. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Chairperson of Simon Youth Foundation and Mercerburg Academy Board of Regents.

           See "Certain Relationships and Related Transactions" for a description of the rights of each of Viacom Inc. and Tekno Simon LLC to nominate individuals to serve as directors of Hollywood Media.

           Hollywood Media's officers are elected annually by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer's employment agreement with Hollywood Media, if any. Hollywood Media's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

           THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

MEETINGS OF THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA

           During the year ended December 31, 2000, Hollywood Media's Board of Directors acted on eleven occasions, once by meeting and ten times by unanimous written consent. During 2000, all incumbent directors attended at least seventy-five percent (75%) or more of the combined total meetings of the Board of Directors and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA

           The Board of Directors has established four committees: the Compensation Committee, the Stock Option Committee, the Audit Committee and the Nominating Committee, and may establish other committees from time to time as the Board of Directors may determine.

           COMPENSATION COMMITTEE. Harry T. Hoffman, Peter Glusker and Mitchell Rubenstein are the current members of our Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and other benefits of Hollywood Media's officers and employees, including compensation of executive officers of Hollywood Media. The Compensation Committee did not meet or act by unanimous written consent during the year ended December 31, 2000.

           STOCK OPTION COMMITTEE. Harry T. Hoffman and Robert E.McAllan are the current members of our Stock Option Committee. The Stock Option Committee administers any and all present and future Stock Incentive Plans, including the Director's Plan, the Hollywood Media Corp. 2000 Stock Incentive Plan and the Hollywood Media Corp. 1993 Stock Option Plan, and is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and to take such action in connection with the plans and any benefits granted thereunder as it deems necessary or advisable. In January 2001, the Stock Option Committee acted by unanimous written consent on one occasion and granted stock options to a number of employees based on their performance during the year 2000. During the year ended December 31, 2000, the Stock Option Committee did not meet or act by unanimous written consent on any occasion.

           AUDIT COMMITTEE. Harry T. Hoffman, Robert McAllan and Deborah J. Simon are the current members of our Audit Committee. The Board of Directors adopted a formal written Audit Committee Charter on June 13, 2000, in compliance with the Nasdaq Stock Market rules. The Audit Committee is responsible for recommending auditors to be engaged by Hollywood Media, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit. The purpose of the Committee, as further set forth in the Audit Committee Charter, is to assist the Board of Directors in fulfilling its responsibilities to oversee: (a) the financial reports and other financial information provided by Hollywood Media to any governmental or regulatory body, the public, or any other user of such financial statements; (b) Hollywood Media's systems of internal accounting and financial controls; (c) the independence and performance of Hollywood Media's outside auditors; and (d) compliance by Hollywood Media with any legal compliance and ethics programs as may be established by the Board of Directors and Hollywood Media's management from time-to-time. Based on meetings held by the Audit Committee with the independent auditors during February 2001 and March 2001, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee did not meet or act by unanimous written consent during the year ended December 31, 2000.

           NOMINATING COMMITTEE. Martin H. Greenberg, Mitchell Rubenstein and Laurie S. Silvers are the current members of our Nominating Committee. The Nominating Committee has responsibility for, and may exercise all the powers and authority of the Board of Directors with respect to selecting, interviewing and recommending to the full Board of Directors individuals to serve on the Board of Directors. Generally, the Nominating Committee will not consider nominees recommended by shareholders of Hollywood Media, however, the Nominating Committee will consider director candidates recommended by shareholders if the name, biographical data and qualifications of the candidates are timely presented in writing to the Committee. The Nominating Committee did not meet or act by unanimous written consent during the year ended December 31, 2000.

           The Board of Directors does not have any other committees at this time, although additional committees may be formed in the future.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires Hollywood Media's directors, executive officers, and persons who own more than 10% of Hollywood Media's outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.

           To Hollywood Media's knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2000 have been complied with, except that each of Mitchell Rubenstein, Laurie Silvers and W. Robert Shearer filed certain information on a Form 5 that should have been filed earlier on a Form 4.

                               EXECUTIVE OFFICERS

           The following table sets forth certain information concerning each executive officer of Hollywood Media as of the Record Date.

         NAME                           AGE                                 POSITION
         ----                           ---                                 --------
Mitchell Rubenstein                      47             Chairman of the Board and Chief Executive Officer

Laurie S. Silvers                        49             Vice Chairman of the Board, President and Secretary

Dr. Martin H. Greenberg                  60             Chief Executive Officer of Tekno Books

W. Robert Shearer                        31             Senior Vice President and General Counsel

Nicholas G. Hall                         47             Chief Operating Officer


           See "Election of Directors - Nominees for Election to the Board of Directors" above for biographical information for Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg.

           W. ROBERT SHEARER joined Hollywood Media as Senior Vice President and General Counsel in June 1999. From 1994 to May 1999, Mr. Shearer practiced law with Weil, Gotshal & Manges LLP with an emphasis on mergers and acquisitions and securities law. Mr. Shearer received a Bachelor of Business Administration degree from the University of Texas in 1991 with high honors and a J.D. degree from the University of Houston Law Center in 1994, magna cum laude. Mr. Shearer served as the Editor in Chief of the University of Houston Law Review during 1993 and 1994.

           NICHOLAS G. HALL joined Hollywood Media in August 2000, and is responsible for overseeing and coordinating the activities and strategic growth of Hollywood Media and its businesses. Mr. Hall serves as Hollywood Media's Chief Operating Officer. With over 25 years of experience in financial and operational management, Mr. Hall was formerly Vice President and Chief Financial

Officer of The Hair Club For Men from 1997 to 2000, where he was instrumental in the company achieving its goal of profitability. Prior to this, from 1994 to 1997 Mr. Hall was Vice President and Chief Financial Officer of Allders International USA, Inc., the U.S. division of the second largest duty-free retailer in the world. Mr. Hall is a graduate of the Institute of Chartered Secretaries and Administrators in London, England.

                             EXECUTIVE COMPENSATION

           SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 2000, 1999 and 1998 to the named executive officers during such years.

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION                               AWARDS
                                         --------------------------------------------                     ------
                                                                                             RESTRICTED          SHARES
                                                                         OTHER ANNUAL          STOCK           UNDERLYING
            NAME AND                                                     COMPENSATION          AWARDS         OPTIONS/SARS
       PRINCIPAL POSITION       YEAR     SALARY ($)     BONUS ($)             ($)               ($)                (#)
       ------------------       ----     ----------     ---------             ---               ---                ---
Mitchell Rubenstein, (7)        2000          260,670         25,000       7,800 (1)                                -
Chief Executive Officer         1999          237,763         25,000       7,800 (1)             -             450,000(4)
                                1998          235,793         67,572       7,800 (1)                    -           -
                                                                                              306,200 (2)

Laurie S. Silvers, (7)          2000          260,670         25,000       7,800 (1)                    -           -
President                       1999          237,763         25,000       7,800 (1)                    -      450,000(4)
                                1998          235,793         67,572       7,800 (1)          306,200 (2)       37,500(4)

W. Robert Shearer(5)            2000          126,293         25,000           _                 _              50,000(4)
Senior Vice President and       1999           58,454           _              _               46,250 (3)       87,500(4)
General Counsel

Nicholas G. Hall(6)             2000           42,577          _               _                  _             25,000(4)
Chief Operating Officer


------------------

(1)        Represents a car allowance paid to the named executive officer.

(2) Represents the value on the issuance date of 100,000 shares of restricted common stock granted to the named executive officers, which vest equally over 36 months beginning July 1, 1998. The value of the 100,000 shares of restricted common stock as of December 31, 1998 was $1,400,000.

(3) Represents the value on the issuance date of 2,500 shares of common stock granted to Mr. Shearer. The value of the 2,500 shares of common stock as of December 31, 1999 was $47,500.

(4) Represents options granted under Hollywood Media's 1993 Stock Option Plan (the "1993 Plan").

(5)        Mr. Shearer joined Hollywood Media on May 31, 1999.

(6)        Mr. Hall joined Hollywood Media on August 23, 2000.

(7)        Salaries in 2000 include salaries deferred in 1999 but paid in 2000.


           EMPLOYMENT AGREEMENTS. Effective July 1, 1993, Hollywood Media entered into five-year employment agreements with each of Mitchell Rubenstein, Hollywood Media's Chairman and Chief Executive Officer, and Laurie S. Silvers, Hollywood Media's Vice Chairman and President. Effective July 1, 1998, Hollywood Media extended each of these employment agreements for an additional five-year term. The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the named executive officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary currently set at $237,000 (subject to automatic cost-of-living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month.

           Each employment agreement provides that each of Laurie S. Silvers and Mitchell Rubenstein will continue to receive his or her salary until the expiration of the term of the employment agreements if either of his or her employment is terminated by Hollywood Media for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the disability of either Laurie S. Silvers or Mitchell Rubenstein, and that each of their respective estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which either Laurie S. Silvers or Mitchell Rubenstein is entitled upon termination of the employment agreement by reason of either of his or her death.

           The term "Cause" is defined in the employment agreements to mean (a) the named executive officer's act or omission which constitutes a willful and material breach of such named executive officer's employment agreement which is not cured within 30 days after such named executive officer's receipt of notice of such breach, (b) a named executive officer's fraud, embezzlement or misappropriation of Hollywood Media's assets or property, or (c) a named executive officer's conviction for a criminal act that is a felony. A termination by Hollywood Media of one of the named executive officer's employment without Cause will constitute a termination without Cause of the other named executive officer for purposes of the employment agreements. Each employment agreement also prohibits the named executive officer from directly or indirectly competing with Hollywood Media for one year after termination of the employment agreement for any reason except Hollywood Media's termination of the named executive officer's employment without Cause.

           If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the named executive officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. The term "Change of Control", as used in the employment agreements, is defined to mean (a) any person's or group's acquisition of 20% or more of the combined voting power of Hollywood Media's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Hollywood Media prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following a Change in Control, if the named executive officer's employment is terminated by Hollywood Media other than for Cause or by reason of the named executive officer's death or disability, or by the named executive officer for certain specified reasons (such as a reduction of the named executive officer's compensation or diminution of the named executive officer's duties), the named executive officer will receive a lump sum cash payment equal to three times the named executive officer's then-existing base salary and most recent annual bonus. Mitchell Rubenstein and Laurie S. Silvers agreed that the acquisition by Viacom Inc. of a 30% equity interest in Hollywood Media did not constitute a change of control under the employment agreements.

           Effective May 31, 1999, Hollywood Media entered into a four-year employment agreement with W. Robert Shearer, Hollywood Media's Senior Vice President and General Counsel. The agreement provides for an annual base salary currently set at $160,000, increasing by 10% each year, and a minimum annual bonus of $25,000. The agreement also provides for the issuance of 75,000 options to purchase common stock of Hollywood Media upon the effective date of the agreement and the issuance of at least 50,000 options to purchase common stock of Hollywood Media on each one-year anniversary of the effective date. If the executive's employment is terminated without cause at any time during the term,

Hollywood Media is required to pay to the executive an amount equal to the greater of (a) the aggregate base salary that the executive would have received for the remaining term of the agreement and (b) six months of executive's then current salary. The term "cause" is defined in the agreement as (a) any act or omission of the executive that constitutes a willful and material breach of the agreement that is uncured at least 30 days' after notice thereof; (b) fraud, embezzlement or misappropriation against Hollywood Media; or (c) conviction of any criminal act that is a felony.

           OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information with respect to grants of stock options under Hollywood Media's 1993 Stock Option Plan and Hollywood Media's 2000 Stock Incentive Plan, as amended to each of the named executive officers of Hollywood Media. In addition, there are shown hypothetical gains or "option spreads" that could be realized for the respective options, based on arbitrarily assumed rates of annual compound stock price appreciation of 0 percent, 5 percent and 10 percent from the date the options were granted over the full option terms.


                           STOCK OPTION GRANTS IN 2000
                                Individual Grants
                           ---------------------------

                                          Percent
                             Number of    Of Total                                            Potential Realizable Value at Assumed
                              shares      Options     Exercise or   Market                  Annual Rates of Stock Price Appreciation
                            Underlying    Granted to  Base Price    Price on                          For Option Terms (1)
                              Options     Employees   Per           Date of    Expiration             --------------------
                             Granted      In 2000     Share         Grant      Date           0%            5%             10%
                             --------     --------    -----         -----      ----           --            --             ---
W. Robert Shearer
   Incentive Stock Options   50,000         6.49%      $9.25        $9.25       06/02/10      $0         $205,644       $652,070

Nicholas G. Hall
   Incentive Stock Options   25,000         3.25%     $7.813       $7.813       08/24/05      $0          $66,429       $150,705


(1) These amounts represent certain assumed rates of appreciation only. There can be no assurances that the amounts reflected will be achieved.

           STOCK OPTION EXERCISES DURING 2000 AND STOCK OPTIONS HELD AT END OF 2000. The following table indicates that no named executive officers exercised any stock options during 2000. The table also indicates the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 2000:

          STOCK OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE

                        NUMBER OF                              NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                          SHARES                              UNDERLYING UNEXERCISED                    IN-THE-MONEY OPTIONS
                       ACQUIRED ON          VALUE           OPTIONS AT FISCAL YEAR END                   AT FISCAL YEAR END
NAME                     EXERCISE         REALIZED        EXERCISABLE        UNEXERCISABLE       EXERCISABLE          UNEXERCISABLE
----                     --------         --------        -----------        -------------       -----------          -------------
Mitchell Rubenstein            -            $ -            447,500              187,500               -                     -
Laurie S. Silvers              -            $ -            447,500              187,500               -                     -
W. Robert Shearer              -            $ -             34,375              103,125               -                     -
Nicholas G. Hall               -            $ -               -                 25,000                -                     -


           STOCK OPTION PLANS.

           THE 1993 PLAN. Under the 1993 Plan, 3,000,000 shares of common stock are reserved for issuance upon exercise of options. In addition, the 1993 Plan provides that the number of shares reserved for issuance thereunder will automatically be increased on the first day of each fiscal quarter of Hollywood Media so that such number equals at least 12.5% of Hollywood Media's outstanding Common Stock. The 1993 Plan is designed to serve as an incentive for retaining qualified and competent consultants and employees. The Stock Option Committee of Hollywood Media's Board of Directors (the "Committee") administers and interprets the 1993 Plan and is authorized to grant options thereunder to all eligible consultants and employees, including officers of Hollywood Media.

           The 1993 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options. Options are granted under the 1993 Plan on such terms and at such prices as determined by the Committee. Each option is exercisable after the period or periods specified in the option agreement, but no option can be exercised until six months after the date of grant or more than 10 years from the date of grant. Options granted under the 1993 Plan are not transferable other than by will or by the laws of descent and distribution. The 1993 Plan also authorizes Hollywood Media to make loans to optionees to enable them to exercise their options. Such loans must provide for recourse to the optionee, be interest-bearing and be secured by the shares of common stock purchased.

           As of the Record Date, options to purchase 2,623,418 shares of common stock were outstanding under the 1993 Plan and options to purchase 183,430 shares of common stock issued under the 1993 Plan had been exercised.

           2000 STOCK INCENTIVE PLAN. In December 2000, the Board of Directors and Hollywood Media's shareholders approved Hollywood Media's 2000 Stock Incentive Plan (the "2000 Plan"). The purpose of the 2000 Plan is to advance the interests of Hollywood Media by providing an additional incentive to attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Hollywood Media and its subsidiaries and affiliates and to encourage stock ownership in Hollywood Media by such persons by providing them opportunities to acquire shares of Hollywood Media's common stock, or to receive monetary payments based on the value of such shares pursuant to the Benefits described therein. Additionally, the 2000 Plan is intended to assist in further aligning the interests of Hollywood Media's officers, key employees and consultants to those of its other stockholders.

           Under the 2000 Plan, 1,000,000 shares of common stock are reserved for issuance upon exercise of Benefits granted under the 2000 Plan. In addition, the 2000 Plan provides that the number of shares reserved for issuance thereunder are automatically increased on the first day of each fiscal quarter of Hollywood Media beginning on January 1, 2001, so that such number shall equal the lesser of 2,000,000 shares of Common Stock (which number is subject to adjustment in accordance with Section 13 thereof) or five percent (5%) of Hollywood Media's outstanding common stock. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 750,000; provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 750,000 (in each case subject to adjustments made in accordance with Section 13 thereof). If any Benefit granted pursuant to the 2000 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the 2000 Plan. The shares acquired upon exercise of Benefits granted under 2000 Plan will be authorized and unissued shares of common stock. Hollywood Media's shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 2000 Plan.

           The 2000 Plan is administered by the Stock Option Committee, which has the right to determine, among other things, the persons to whom options are granted, the number of shares of common stock subject to options, the exercise price of options and the other terms and conditions thereof. The 2000 Plan provides for the issuance of Incentive Stock Options and Nonqualified Stock Options. An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Internal Revenue Code of 1986. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. In addition, the Benefits under the Plan may be granted in any one or a combination of Options, Stock Appreciation Rights, Stock Awards, Performance Awards and Stock Units. Upon receiving grants of Benefits, each holder of a Benefit must enter into a benefit agreement with Hollywood Media that contains the appropriate terms and conditions as determined by the Stock Option Committee.

           As of the Record Date, options to purchase 998,500 shares of common stock were outstanding under the 2000 Plan and options to purchase 5,020 shares of common stock issued under the 2000 Plan had been exercised.

           401(K) PLAN. Hollywood Media established a 401(k) Plan effective January 1, 2001. All employees of Hollywood Media, meeting certain minimum eligibility requirements, are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may contribute up to 15% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The percentage elected by certain highly compensated participants may be required to be lower. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by Hollywood Media. All amounts contributed by employee participants in conformance with Plan requirements and earnings on such contributions are fully vested at all times. The Board of Directors will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.

           LONG-TERM INCENTIVE AND PENSION PLANS. Hollywood Media does not have any other long-term incentive or pension plans.

           COMPENSATION OF DIRECTORS. Directors of Hollywood Media who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended in person, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Hollywood Media has established for the non-employee directors the Director's Stock Option Plan (the "Directors Plan"), which provides for automatic grants to each non-employee director of options to purchase shares of common stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of Hollywood Media, in both instances at an exercise price equal to the fair market value of the common stock on the date of the grant. A total of 100,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options to issue 69,172 shares of common stock have been issued under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and, except as otherwise approved by the Board, expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. The Directors Plan will terminate in July 2003 unless sooner terminated under the provisions thereof.

           As of the Record Date, options to purchase shares of common stock have been issued to Hollywood Media's current directors under the Directors Plan as follows:

                                      NUMBER OF
                                   SHARES SUBJECT        EXERCISE                              EXPIRATION
        NAME OF DIRECTOR             TO OPTIONS            PRICE           GRANT DATE             DATE
        ----------------             ----------            -----           ----------             ----
Harry T. Hoffman                        3,125              $8.00              11/1/93           11/1/03
                                        4,762              $5.25              8/23/96           8/23/01
                                        4,107              $5.13               3/2/98            3/2/03
                                        5,719            $5.0625               7/2/98            7/2/03
                                        4,819             $5.188             12/15/00          12/15/10

Jules L. Plangere, Jr.                  4,107              $5.13               3/2/98            3/2/03
                                        5,719            $5.0625               7/2/98            7/2/03
                                        4,819             $5.188             12/15/00          12/15/10

Deborah J. Simon                        4,166              $6.00              11/8/95           11/8/05
                                        4,762              $5.25              8/23/96           8/23/01
                                        4,107              $5.13               3/2/98            3/2/03
                                        5,719            $5.0625               7/2/98            7/2/03
                                        4,819             $5.188             12/15/00          12/15/10


           See "Certain Relationships and Related Transactions -- Consulting Agreement with Dr. Martin H. Greenberg" for a description of the consulting agreement between Hollywood Media and Dr. Greenberg.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. All compensation decisions during 2000 were made by the Compensation Committee, which consisted of Mitchell Rubenstein, Russell I. Pillar and Harry T. Hoffman. Harry T. Hoffman, Peter Glusker and Mitchell Rubenstein are the current members of our Compensation Committee. Mr. Rubenstein is our Chairman and Chief Executive Officer. Mr. Rubenstein does not participate in discussions or decisions regarding his own compensation or performance appraisals.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

           Under the rules established by the Securities and Exchange Commission, Hollywood Media is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Hollywood Media's executive officers (including the Named Executive Officers) during the past fiscal year. The report of Hollywood Media's Compensation Committee is set forth below.

Executive Compensation Objectives and Elements.

           The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis of their awards, stock options, health insurance and other benefits. Hollywood Media's executive compensation program, whose principal components consist of salary, bonus and stock options, is designed to achieve the following objectives: (a) providing competitive base pay to attract, retain and motivate qualified management; (b) delivering performance-based bonuses when results, individual initiative and accomplishments warrant; (c) generate outstanding returns to shareholders over the long term; and (d) aligning management compensation with the achievement of Hollywood Media's goals and performance. The Compensation Committee believes that Hollywood Media's executive compensation program is competitive with those of other media and Internet companies.

           The Compensation Committee reviews, recommends and approves changes to Hollywood Media's executive compensation program and policies, and otherwise seeks to ensure that Hollywood Media's compensation philosophy and objectives are consistent with its best interests and is properly implemented. Our executive compensation strategy is for executives to receive a competitive base salary, while being eligible for bonuses based on performance and stock option grants to provide long-term incentive, and participation in benefit programs available to other employees. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to Hollywood Media's executive officers. During 2000, the Compensation Committee did not attempt to specifically analyze compensation levels at comparable companies.

Executive Salaries.

           During 2000, the executive officers were compensated in accordance with their respective employment agreements, which agreements designate a substantial portion of such executive's compensation. See "Executive Compensation - Employment Agreements" above for a description of Hollywood Media's agreements with Named Executive Officers related to compensation. The Compensation Committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining appropriate executive officer compensation, the Compensation Committee reviews and considers, among other factors, each executive's scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendation from Hollywood Media's Chief Executive Officer.

Stock Option Grants.

           Hollywood Media believes that long-term equity compensation is an integral part of Hollywood Media's executive compensation program and serves to provide important incentive to its executives. As such, generally it is Hollywood Media's practice to set option exercise prices for executive officers at not less than 100% of the fair market value of the common stock on the date of the grant. Thus, the options have no monetary benefit to the executives unless the market price of our common stock increases above the exercise price. Moreover, options granted to executive officers generally provide that they are not exercisable until either six months or one year after the date of grant, at which time they become exercisable on a cumulative basis at an annual rate of 25% of the total number of shares underlying the option grant. We anticipate that future option grants will be based in part on a subjective analysis of various performance criteria.

Annual Cash Bonuses.

           In addition to compensation through base salaries and stock option grants, the Compensation Committee has the authority to issue performance-based annual cash bonus awards. Bonus awards vary depending on the officer's base salary and the Compensation Committee's review and consideration of the factors noted above and the executive officer's contribution to Hollywood Media's achievement of its goals.

Chief Executive Officer Compensation.

           Mr. Rubenstein's 2000 compensation was paid pursuant to and in accordance with Mr. Rubenstein's existing employment agreement with Hollywood Media. The principal factors considered in evaluating the 2000 compensation for Mr. Rubenstein included the factors described in the preceding paragraphs, Hollywood Media's financial performance during 2000, and Mr. Rubenstein's substantial contribution to, and integral role in, the completion of a number of significant strategic alliances and acquisitions, the raising of funds for working capital, and the successful recruiting and hiring of other key employees. Based on such factors, Mr. Rubenstein received the compensation described in "Executive Compensation" herein which was consistent and in accordance with Mr. Rubenstein's employment agreement with Hollywood Media.

Policy on Deductability of Compensation.

             Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for compensation in excess of $1 million paid to a corporation's chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. The Compensation Committee will study the potential impact of Section 162(m), and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on Hollywood Media, while at the same time preserving the objective of providing appropriate incentive awards. The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m). The Compensation Committee will continue to monitor the compensation levels potentially payable under Hollywood Media's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, Hollywood Media's compensation objectives and Hollywood Media's best interests.

                                        Respectfully,
                                        Members of the Compensation Committee
                                        Harry T. Hoffman
                                        Russell I. Pillar
                                        Mitchell Rubenstein

REPORT OF THE AUDIT COMMITTEE

           Our Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of our Company and management, as that term is defined in the Nasdaq listing standards.

           The primary responsibility of the Audit Committee is to oversee our company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

           In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements with management and the independent auditors for the year ended December 31, 2000. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No.
1. The Audit Committee also discussed with the independent auditors the auditors' independence from management and our Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

           The Audit Committee discussed with our Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, our internal controls, and the overall quality of our financial reporting. The committee had a number of informal communications during fiscal 2000.

           Based on the reviews and discussions referred to above, and meetings held by the committee with the independent auditors during February 2001 and March 2001, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of our Company's independent auditors. See "Proposal to Ratify the Selection of Independent Public Accountants."

November 1, 2001

                                  Harry T. Hoffman, Audit Committee Member
                                  Jules L. Plangere, Jr., Audit Committee Member Deborah Simon, Audit Committee Member

PERFORMANCE GRAPHS

           The following graph compares, for the period from November 2, 1998 (the beginning of the period in which Hollywood Media entered the Internet business) to December 31, 2000, the cumulative total shareholder return on our common stock with:

           o          The Nasdaq Stock Market Index; and

           o          The Goldman Sachs Internet Index.

           The graph assumes that $100 was invested on November 2, 1998 in our common stock, the Nasdaq Stock Market Index and the Goldman Sachs Internet Index. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

     DATE               HOLLYWOOD MEDIA         NASDAQ          GOLDMAN SACHS
                                                               INTERNET INDEX

     11/2/98                  100                 100                100
    12/1/98                   277                 111                132
    12/31/98                  313                 122                184
      1/4/99                  369                 123                183
      2/1/99                  291                 139                238
      3/1/99                  290                 127                225
      4/1/99                  278                 138                306
      5/3/99                  475                 141                297
      6/1/99                  414                 134                252
      7/1/99                  350                 150                273
      8/2/99                  420                 146                220
      9/1/99                  406                 153                219
     10/1/99                  392                 152                247
     11/1/99                  380                 165                257
     12/1/99                  386                 186                317
      1/3/00                  436                 229                423
      2/1/00                  408                 225                344
      3/1/00                  336                 266                382
      4/3/00                  341                 235                312
      5/1/00                  315                 220                276
      6/1/00                  206                 199                241
      7/3/00                  224                 222                242
      8/1/00                  213                 205                215
       91/00                  185                 235                259
     10/2/00                  130                 198                219
     11/1/00                  162                 185                185
     12/1/00                  127                 147                115
    12/29/00                   87                 137                 99

           The following graph compares, for the period from December 31, 1996 to December 31, 2000, the cumulative total shareholder return on our common stock with:

           o          The Nasdaq Stock Market Index; and

           o          The Standard & Poor's Entertainment and Leisure Composite
                      Index.

           The graph assumes that $100 was invested on December 31, 1996 in our common stock, the Nasdaq Stock Market Index and the Standard & Poor's Entertainment and Leisure Composite Index. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

                              12/31/96      12/31/97       12/31/98        12/31/99        12/31/00
                              --------      --------       --------        --------        --------
HOLLYWOOD MEDIA                 100.00         110            243             330              67

NASDAQ                          100.00         122            170             315             191

S&P'S ENTERTAINMENT INDEX       100.00         132            175             194             166


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTION WITH VIACOM INC.

           Hollywood Media entered into a strategic, seven-year relationship with Viacom Inc. in January 2000 that provides for extensive promotion of Hollywood.com and Broadway.com. In connection with our strategic relationship, Viacom Inc. purchased 6,672,031 shares of our common stock, representing approximately 30% of our outstanding common stock, in exchange for $5,303,030 in cash and $100,000,000 of advertising, promotion, content and advertising sales support over a seven-year term pursuant to an Advertising and Promotion Agreement and a Content Agreement. Hollywood Media also issued to Viacom a Warrant to purchase an additional 1,178,892 shares of our Common Stock for an aggregate exercise price of $10,937,002. Viacom exercised the warrant in full during March 2000. Half of the warrant exercise price was paid in cash and half is payable in additional advertising and promotion under the Advertising and Promotion Agreement and will be furnished to us during the 24-month period following the exercise of the Warrant. Hollywood Media also entered into an Investor's Rights Agreement, a Registration Rights Agreement and a Voting Agreement with Viacom, which contain, among other things, transfer restrictions, standstill provisions, pre-emptive rights, registration rights and voting rights, some provisions of which are highlighted below.

           ADVERTISING AND PROMOTION AGREEMENT. Viacom has agreed to provide us an aggregate of $70 million in advertising and promotion of Hollywood.com and Broadway.com over a seven-year term. In addition, we have the right to allocate up to $30 million in value deliverable under the Content Agreement to additional advertising and promotion under the Advertising and Promotion Agreement for a total of up to $100 million in advertising and promotion. Viacom Inc. conducts the advertising and promotion across its full range of CBS media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs. The advertising and promotion is provided pursuant to media plans jointly developed each year by Viacom and us, which will provide broad-based exposure for Hollywood.com, including prominent placements in conjunction with appropriate entertainment-related events and programming. The value of all advertising and promotion furnished by Viacom to us will be based on the average unit price paid to Viacom by third parties for the particular media on which the advertising and promotion occurs.

           Viacom has the right to terminate its obligation to deliver advertising and promotion under the Advertising and Promotion Agreement under a number of circumstances, including, among others, if the Hollywood.com web site contains, or links to, content that violates specified CBS license guidelines and we fail to remove such content or links, we violate the terms of our other agreements with Viacom or if certain defined competitors of Viacom acquire a significant equity stake in Hollywood Media.

           CONTENT LICENSE AGREEMENT. Viacom has agreed to provide us an aggregate of $30 million in value over a seven-year term to be allocated in our discretion to the license of content, advertising sales or advertising and promotion. We will receive $4.3 million in value during each of the first six years of the term and $4.2 million in value during the last year of the term.

           License of Content. Viacom granted to us a license to use, distribute and otherwise make available on Hollywood.com certain text, graphics, photographs, video, audio and other information owned by Viacom and related to the movie business or any particular motion picture. In addition, subject to compliance by us with certain obligations, Viacom has the right to archive the content on the Hollywood.com web site after expiration of the term of the Content License Agreement.

           Advertising Sales. We have the right to require Viacom to sell advertisements on the Hollywood.com web site totaling gross advertising revenues of up to $1.5 million per year and Viacom has agreed to include Hollywood.com in all advertising sales programs and presentations that are appropriate for the sale of advertising on the web site. We have agreed to pay to Viacom a commission of 8% of gross advertising revenues generated by advertising sold by Viacom on the Hollywood.com web site in excess of the portion of the $1.5 million guaranteed amount selected by us each year.

           Advertising and Promotion. We have the right to allocate all or any portion of the $30 million in value to additional advertising and promotion of Hollywood.com and Broadway.com to be furnished by Viacom under the Advertising and Promotion Agreement.

           Viacom Inc. has the right to terminate its obligations under the Content Agreement upon the occurrence of any of the events that permit it to terminate its obligations under the Advertising and Promotion Agreement.

           INVESTOR'S RIGHTS AGREEMENT. The Investor's Rights Agreement between Hollywood Media and Viacom Inc. sets forth various rights and obligations of Hollywood Media and Viacom related to Viacom's ownership of Hollywood Media's common stock, including Viacom's registration rights with respect to the common stock, Hollywood Media's right of first refusal with respect to transfers by Viacom of the common stock, standstill provisions to which Viacom is bound, and preemptive rights of Viacom with respect to certain issuances of common stock and other securities by Hollywood Media.

           Registration Rights. Viacom has the right to initiate up to four registrations under the Securities Act of 1933 of the common stock that it acquired from Hollywood Media. The Investor's Rights Agreement contains various restrictions on the timing of such registrations. In addition, Viacom has "piggyback" registration rights allowing it to include the shares of common stock that it acquires from Hollywood Media in registrations of Hollywood Media's common stock initiated by Hollywood Media or other shareholders. Hollywood Media will pay all expenses associated with any such registrations other than underwriters' fees or commissions relating to the sale of the common stock.

           Transfer Restrictions; Right of First Refusal. Viacom is not permitted to transfer any shares of Hollywood Media's common stock prior to January 3, 2001, except to certain affiliates of Viacom. If Viacom proposes to transfer any shares of common stock during the six year period following January 3, 2001, other than to certain affiliates or in a bona fide public distribution pursuant to an effective registration statement, Hollywood Media has the right to purchase the shares on the same terms on which Viacom proposes to transfer them to a third party. Hollywood Media's right of first refusal will terminate
(a) at such time as Mitchell Rubenstein, Hollywood Media's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, Hollywood Media's Vice Chairman of the Board and President, have sold more than 60% of the common stock owned by them as of the closing of the transaction or (b) at any time after the second anniversary of the closing if Viacom owns less than 15% of Hollywood Media's outstanding common stock (other than as a result of transfers by Viacom of at least half of the common stock acquired by it from Hollywood Media).

           Standstill Provisions. For a period of seven years ending in January 2007, Viacom agrees that, except as contemplated by the Investor's Rights Agreement, it will not, directly or indirectly, do any of the following:

           (1) acquire or propose to acquire any securities of Hollywood Media if, after giving effect thereto, Viacom and its affiliates beneficially own in excess of 34.8% of Hollywood Media's outstanding common stock;

           (2) solicit proxies or become a participant in a solicitation of proxies or consents with respect to any securities of Hollywood Media or initiate or encourage the submission of any stockholder proposal or election contest with respect to Hollywood Media;

           (3) take any action for the purpose of convening a meeting of the shareholders of Hollywood Media or initiate any process to solicit or obtain consents of shareholders in lieu of a meeting;

           (4) except as may be required by applicable law, make any public announcement or disclosure in respect in respect of any plan, contract or arrangement relating to the acquisition of capital stock of Hollywood Media or a merger, sale of assets or other extraordinary corporate transaction relating to Hollywood Media;

           (5) deposit capital stock of Hollywood Media into a voting trust or subject capital stock of Hollywood Media to voting agreements, or grant a proxy or power-of-attorney with respect to any capital stock of Hollywood Media to any person not designated by Hollywood Media who is not an officer, director or employee of Viacom or its affiliates;

           (6) form or in participate in any group for the purpose of acquiring, holding, voting or disposing of securities of Hollywood Media; or

           (7) disclose publicly any intention or arrangement inconsistent with the foregoing or enter into any discussions or understandings with any third party with a view to encouraging any action prohibited with the foregoing.

           If Hollywood Media's Board of Directors approves or recommends to its shareholders for approval any transaction in which a party (other than Company's existing large shareholders) would acquire at least 50% of Hollywood Media's outstanding common stock, then the restrictions described above would not apply during the pendency of the transaction and would cease upon the consummation of the transaction.

           Preemptive Rights. During the seven-year period ending on January 3, 2007, Viacom has a preemptive right to purchase a pro rata portion of shares of common stock or securities convertible into common stock issued by Hollywood Media. The number of shares that Viacom is entitled to purchase is equal to the total shares to be issued by Hollywood Media multiplied by a percentage determined by dividing the number shares of Hollywood Media common stock then owned by Viacom by the total shares of common stock outstanding. If Viacom elects to exercise this right, it will purchase the shares for cash and otherwise on the same terms as Hollywood Media has agreed to issue the shares. This preemptive right does not apply to certain issuances of shares by Hollywood Media, including issuances in connection with any merger, acquisition or similar transaction by or involving Hollywood Media or issuances to directors, officers, employees, contractors, advisors or consultants of Hollywood Media in the ordinary course of business.

           VOTING AGREEMENT. The Voting Agreement among Hollywood Media, Viacom and certain shareholders of Hollywood Media contains agreements by such parties with respect to nominating individuals to serve on Hollywood Media's Board of Directors and the voting of the common stock owned by such parties in favor of such nominees. Viacom has the right to nominate for election to Hollywood Media's Board of Directors a number of individuals equal to the product of Viacom's percentage ownership of Hollywood Media's common stock and the total number of members of the Board of Directors (rounded down to the nearest whole number). In addition, as long as the Promotion Agreement and the Content

Agreement remain in effect, Viacom shall have the right to designate at least one nominee to the Board of Directors. In all elections for members of the Board of Directors, each of the shareholders that is a party to the Voting Agreement agrees to vote all shares beneficially owned by them in favor of the Viacom designees. Each of Tribune Company, Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Rosalind Greenberg are parties to the Voting Agreement. As of the Record Date, those shareholders beneficially owned approximately 19.6% of Hollywood Media's outstanding common stock. Viacom's current nominees to the Board of Directors are Mitchell Semel and Peter Glusker.

           In all elections for members of the Board of Directors, Viacom agrees to vote all shares of common stock owned by it, or over which it has voting control, in favor of (1) each individual nominated for election to the Board by Hollywood Media, and (2) each individual nominated for election to the Board by Tribune Company pursuant to the Shareholder Agreement between Hollywood Media and Tribune Company.

           Viacom's right to nominate directors for election to the Board will terminate upon the acquisition by Viacom of an equity interest in excess of 15% in any entity who owns, operates or controls a web site that is a competitor of the Hollywood.com web site. The Voting Agreement contains a description of the type of web site that will constitute a competitor of the Hollywood.com web site.

           MAY 2001 INVESTMENT BY VIACOM INC. In May 2001, Viacom Inc. made a $1.4 million investment in Hollywood Media and a $1.6 million prepayment of future cash advertising and promotion commitments to Hollywood Media.

           Hollywood Media issued an aggregate of 310,425 shares of Hollywood Media's common stock to Viacom Inc. at a purchase price of $4.51 per share for a total purchase price of $1.4 million in cash. The purchase price per share represents 105% of the "Market Price" of the common stock, which is defined as the average volume weighted average price for the 20 business days prior to the closing date. Viacom also received a series A warrant to acquire an aggregate of 162,973 shares of common stock at a price of $6.44 per share (150% of the Market Price at closing). If on each of January 30, 2002 and April 30, 2002, Viacom holds at least seventy-five percent of any of its shares of common stock issued to it in the transaction, then the exercise price of the series A warrants will be decreased to $5.37 per share and $4.51 per share, respectively, on such dates. The series A warrants are exercisable by Viacom during the five-year period ending on May 1, 2006.

           Viacom also received a series B adjustment warrant to acquire additional shares of common stock from time to time in amounts in proportion to each of their respective investments. Viacom will be entitled to receive additional shares of common stock upon exercise of the series B adjustment warrant for no additional consideration if the "market price" of the common stock as of October 30, 2001, January 30, 2002, April 30, 2002 or July 30, 2002 is less than $5.19 per share. The Series B warrant is exercisable for 15 trading days following the last day of each twenty trading day period beginning on each of these four dates. The "market price" of the common stock under the series B warrant as of any date within each twenty trading day period is defined as the lowest "average price" of the common stock during each twenty day period preceding each such date. The "average price" is defined as the average of the ten lowest closing sale prices of the common stock during each twenty trading day period. The market price will in no event be less than $2.15. The number of shares issuable upon exercise of the series B warrant on the first of these four exercise dates is equal to (1) $5.19 minus the market price, divided by (2) the market price, and multiplied by (3) 310,425. The number of shares issuable upon exercise of the series B warrant on each of the subsequent three exercise dates is equal to (1) the lower of $5.19 and the lowest market price as of any prior exercise date minus the market price, divided by (2) the market price, and multiplied by (3) 310,425.

           In connection with this investment, Viacom also invested an additional $1,600,000 in Hollywood Media as a prepayment of future cash advertising and promotion commitments owing under the Advertising and Promotion Agreement, dated as of January 3, 2000, between Hollywood Media and Viacom. This payment reduces Viacom's annual promotional commitment under the Advertising and Promotion Agreement by $1,500,000 for calendar year 2002 and by $1,500,000 for calendar year 2003.

TRANSACTIONS WITH TRIBUNE COMPANY

           In May 1999 Hollywood Media acquired hollywood.com, Inc. from Tribune Company. Hollywood Media paid the purchase price for the acquisition by issuing to Tribune Company 2,300,075 shares of common stock and an unsecured promissory note for $1,928,138. The promissory note was repaid in full by the issuance of 152,548 shares of common stock to Tribune Company.

           Hollywood Media and Tribune Company entered into several agreements in connection with Hollywood Media's acquisition of hollywood.com, Inc., some of which were amended in July 2001.

           SHAREHOLDER AGREEMENT. Hollywood Media and Tribune Company entered into a Shareholder Agreement, as amended in July 2001, containing various rights and obligations associated with Tribune Company's ownership of the common stock. Pursuant to the Shareholder Agreement, Tribune Company agreed to certain standstill provisions, including that it will not acquire any additional equity securities of Hollywood Media or solicit proxies or consents with respect to the securities of Hollywood Media or initiate any shareholder proposal. In addition, Tribune Company agreed that it will not transfer any common stock to any transferee or group of related transferees of Hollywood Media that would, after such transfer, hold more than 4.99% of the voting securities of Hollywood Media.

           Tribune Company also agreed pursuant to the Shareholder Agreement that for a period of three years after the closing of the acquisition it will vote all shares of common stock owned by it in favor of the nominees for election to Hollywood Media's Board of Directors recommended to Hollywood Media's shareholders by the Board of Directors. In addition, with respect to all other matters submitted to a vote of the shareholders of Hollywood Media (other than certain transactions that would dilute its ownership of Company common stock or result in a change of control of Hollywood Media), Tribune Company agrees that for a period of three years it will vote all shares of Company common stock owned by it in the same proportion as all other shareholders of Hollywood Media vote on any such matter.

           The original Shareholder Agreement allowed Tribune Company to designate one person as a nominee for election to Hollywood Media's Board of Directors. In accordance with the amendment of July 2001, Tribune Company no longer has the right to designate a person as a nominee for election to Hollywood Media's Board of Directors.

           The standstill provisions of the Shareholder Agreement terminate upon the earlier to occur of January 10, 2004 and the date of a change of control (as defined) of Hollywood Media. The other provisions of the Shareholder Agreement terminate on the earliest of these dates and the date on which Tribune Company beneficially owns less than 5% of the voting securities of Hollywood Media.

           REGISTRATION RIGHTS AGREEMENT. Hollywood Media and Tribune Company entered into a Registration Rights Agreement upon the closing of the acquisition, which provides Tribune Company with the right to require Hollywood Media to register the common stock acquired by Tribune Company in the acquisition under the Securities Act under certain conditions. Tribune Company and its permitted transferees have the right on four separate occasions to require Hollywood Media to effect a registration under the Securities Act of at least 20% of the common stock acquired by Tribune Company in the acquisition to be sold in a firm commitment underwritten public offering for cash. In addition, at any time when Hollywood Media proposes to register shares of common stock under the Securities Act, for sale in an underwritten public offering, it will give notice to Tribune Company and its permitted transferees of its intention to do so and of the material terms of the proposed registration. Hollywood Media will use its best efforts to include in the proposed registration all shares of common stock that it is requested in writing by Tribune Company or its permitted transferees to register. The permitted transferees of Tribune Company that are entitled to the benefits of the Registration Rights Agreement include only wholly owned subsidiaries of Tribune Company and certain charitable organizations affiliated with Tribune Company.

           NON-COMPETITION AGREEMENT. Hollywood Media and Tribune Company also entered into a Non-Competition Agreement upon the closing of the acquisition. Tribune Company agrees in the Non-Competition Agreement that for a period of three years after the closing, it will not engage or participate in any business or venture that operates as its primary focus a national- or international-targeted web site dedicated to providing movie-going consumers with movie-related information or offering for sale movie-themed merchandise or tickets for movies (a "Competing Business"). In addition, Tribune Company agrees that for a period of three years after the closing, it will not own, manage, operate, promote, control, or be connected with as a stockholder (other than on a passive basis with less than 5% of the equity of a publicly-traded company or less than 10% of the equity of a privately-owned company), joint venturer or partner in, any Competing Business. Notwithstanding the foregoing, certain business ventures and activities of Tribune Company shall not be considered a Competing Business, including, among others, the operation of the current web sites operated by newspapers owned by Tribune Company to the extent the web sites provide primarily local and regional movie information and movie-themed merchandise and the licensing and syndication of movie information by the L.A. Times Syndicate to third parties, which information is posted to such parties' web sites.

INVESTMENTS BY AFFILIATE OF THE SIMON PROPERTY GROUP

           Pursuant to a 1995 stock purchase agreement with Tekno Simon, an affiliate of the Simon Property Group, and its Co-Chairman, Melvin Simon, Tekno Simon invested $2,000,000 in shares of Hollywood Media's Series A Preferred Stock and Series B Preferred Stock and $1,000,000 in shares of Hollywood Media's common stock.

           Under the original Simon Stock Purchase Agreement, the Series A Preferred Stock and the Series B Preferred Stock were convertible at the option of the holder, at any time prior to November 28, 1997, into shares of common stock on a one-for-one basis.

           In May 1999 Hollywood Media agreed to extend the conversion option and allow Tekno Simon to convert the Series A and Series B Preferred Stock into common stock. In exchange, Tekno Simon agreed to waive certain accrued dividends payable on the Series A and Series B Preferred Stock. In May 1999 Tekno Simon converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock.

           Pursuant to the Simon Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to Hollywood Media's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon in 1995. Certain principal shareholders of Hollywood Media, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

INVESTMENT BY HOLLYWOOD MEDIA'S DIRECTORS

           In September 2000, Hollywood Media entered into definitive agreements to issue a total of 733,696 shares of Hollywood Media's common stock to investors for an aggregate purchase price of $4,250,000 in cash. The transaction was structured as a private placement to accredited investors and Hollywood Media agreed to register the shares for resale by the investors. As part of the private placement, Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, purchased 125,001 shares of Hollywood Media's common stock at a purchase price of $6.00 per share, the then current market price of the stock.

           In May 1999, Hollywood Media issued 569,820 shares of common stock in a private placement at a purchase price of $21.25 per share. In addition, Hollywood Media issued to the same investors warrants to purchase an aggregate of 189,947 shares of common stock at an exercise price of $21.25 per share. Five members of Hollywood Media's then current Board of Directors participated in the private placement and purchased an aggregate of 35,700 shares of common stock and received warrants to purchase an aggregate of 11,902 shares of common stock on the same terms as the other investors in the private placement.

           In July 1998, six members of Hollywood Media's then current Board of Directors (including Mitchell Rubenstein, Hollywood Media's Chairman of the Board and Chief Executive Officer, Laurie S. Silvers, Hollywood Media's Vice Chairman and President, and Martin H. Greenberg, the Chief Executive Officer of Tekno Books, Hollywood Media's 51%-owned subsidiary) purchased an aggregate of 187,442 shares of Hollywood Media's common stock for $5.00 per share, the then current market price of the stock. In conjunction with the private placement of these shares, the investors received five-year warrants to purchase an aggregate of 93,721 shares of Hollywood Media's common stock at $5.00 per share.

CONSULTING AGREEMENT WITH DR. MARTIN H. GREENBERG

           In 1993 Hollywood Media entered into a consulting agreement with Dr. Martin H. Greenberg pursuant to which Dr. Greenberg agreed to render advisory and consulting services to Hollywood Media, including identifying best-selling authors to create intellectual properties for Hollywood Media and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on Hollywood Media's intellectual properties, and attending trade shows and conventions on Hollywood Media's behalf. The consulting agreement will expire in November 2003, unless terminated earlier, which termination may take place only under certain conditions. Pursuant to the consulting agreement, in November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted an option to purchase 6,250 shares of common stock at an exercise price of $8.00 per share.

           In connection with the acquisition of Tekno Books, the consulting agreement was amended on December 9, 1994 (1) to provide that Dr. Greenberg will have the exclusive right to package novelizations based on Hollywood Media's entertainment properties, and (2) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of common stock at an exercise price of $8.4375 per share (the then approximate market price of the common stock). Mr. Greenberg received the stock options and receives the consulting fees in lieu of a base salary. Mr. Greenberg does not receive a salary for serving as the Chief Executive Officer of Tekno Books.

LINE OF CREDIT

           During the second quarter of 2000, Mitchell Rubenstein, the Chairman of the Board and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice Chairman, President and Secretary of Hollywood Media, advanced a $2,050,000 unsecured line of credit facility to Hollywood Media. Hollywood Media drew upon this line of credit in the second quarter of 2000 to enable Hollywood Media to meet its obligation to lend to a former shareholder of CinemaSource funds to pay a portion of the shareholder's taxes resulting from the sale of CinemaSource to Hollywood Media, and again in the third quarter of 2000. The loans were repaid in full and there are no borrowings by Hollywood Media under the line of credit as of the Record Date. In addition, in the event that we require additional funding and cannot secure additional funding, Mr. Rubenstein and Ms. Silvers, have indicated their intention to provide to Hollywood Media, if required, with an amount not to exceed $6 million in order to enable us to meet our working capital requirements during 2001; provided, however, that the commitment will terminate to the extent that we raise no less than $6 million from other sources and such additional funding is not expended on acquisitions. During the first quarter 2001 we drew $500,000 of such funding, which was repaid subsequent to March 31, 2001. As a result of recent financings, the commitment is now $1.25 million.

                 PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 2)

           The firm of Arthur Andersen LLP, independent public accountants, served as Hollywood Media's independent public accountants for the fiscal year ended December 31, 2000. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as Hollywood Media's independent public accountants for the current year ending December 31, 2001 and has directed that management submit such appointment for ratification by the shareholders at the Meeting. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

           Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in Hollywood Media's proxy statement for Hollywood Media's 2001 Annual Meeting of Shareholders must deliver a proposal in writing to Hollywood Media's principal executive offices no later than July 15, 2002. Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company sponsored proxy materials.

                                     EXPERTS

           The financial statements and schedules are incorporated by reference in this Proxy Statement from Hollywood Media's Annual Report on Form 10-K/A for the year ended December 31, 2000 and have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated in this Proxy Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and have not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                       WHERE YOU CAN FIND MORE INFORMATION

           The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following filings and any filings made with the SEC prior to the date of the Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

           o Our Annual Report on Form 10-K/A for the year ended December 31, 2000;

           o Our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2001;

           o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001; and

           o Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

           We will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon request, a copy of any or all of the information incorporated herein by reference. Exhibits to any of the documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to: Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, telephone number (561) 998-8000.



                                       By Order of the Board of Directors

                                       Laurie S. Silvers
                                       President and Secretary
Boca Raton, Florida
November 15, 2001

                              HOLLYWOOD MEDIA CORP.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.


           The undersigned, a shareholder of HOLLYWOOD MEDIA CORP., a Florida corporation, hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Hollywood Media Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hollywood Media Corp. to be held at 2255 Glades Road, Suite 228W, Boca Raton Florida 33431, on December 20, 2001 at 3:00 p.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                         (TO BE SIGNED ON REVERSE SIDE)


                        ANNUAL MEETING OF SHAREHOLDERS OF

                              HOLLYWOOD MEDIA CORP.

Co. # _________                 December 20, 2001          Acct #:_____________

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------


TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
PLEASE CAL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

      YOUR CONTROL NUMBER IS         ____________________________________


           The Board of Directors unanimously recommends a vote FOR the election of all the director nominees listed in proposal 1 and FOR the approval of proposal 2.

1.       ELECTION OF DIRECTORS

         NOMINEES:    MITCHELL RUBENSTEIN      LAURIE S. SILVERS          DR. MARTIN H. GREENBERG

                      PETER GLUSKER            HARRY T. HOFFMAN           ROBERT MCALLAN

                      MITCHELL SEMEL           DEBORAH J. SIMON

 [ ] VOTE FOR all nominees listed,               [ ] WITHHOLD AUTHORITY TO
     except authority to vote                        VOTE for all nominees
     withheld for the following
     nominees (if any)
     --------------------------------

2. Vote for the proposal to ratify the selection of Arthur Andersen LLP as Hollywood Media Corp.'s independent public accountants for the year ending on December 31, 2001.

      [ ] VOTE FOR               [ ] VOTE AGAINST              [ ] ABSTAIN

3. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

           The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 2001 Annual Meeting, and (2) Hollywood Media Corp.'s 2000 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

_______________________________________    Dated: __________________, 2001
(Signature)
_______________________________________    Dated: __________________, 2001
(Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.



                                       2